As filed with the Securities and Exchange Commission on October 6, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

AMERICAN WELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	20-5009396
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

	75 State Street, 26th Floor Boston, MA 02109
(Address of Principal Executive Offices)

American Well Corporation 2020 Equity Incentive Plan

American Well Corporation 2020 Employee Stock Purchase Plan

(Full Titles of the Plans)

Ido Schoenberg

Chairman, Co-Chief Executive Officer

American Well Corporation

75 State Street, 26th Floor

Boston, MA 02109

(617) 204-3500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With copies to:

Adam Kaminsky Michael Kaplan Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Bradford Gay SVP, General Counsel American Well Corporation 75 State Street, 26th Floor Boston, MA 02109 (617) 204-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer, ” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, American Well Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register additional shares of Class A common stock, $0.01 par value per share, of the Registrant (“Class A Common Stock”) for issuance under the 2020 Equity Incentive Plan (the “2020 Plan”) and the 2020 Employee Stock Purchase Plan (“2020 ESPP”). The number of shares of Class A Common Stock available for issuance under the 2020 Plan is subject to an annual increase on the first day of each calendar year beginning on January 1, 2021 and ending on (and including) January 1, 2029 by an amount equal to the lesser of (i) five percent (5%) of the number of shares of all classes of the Registrant’s common stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of all classes of the Registrant’s common stock as determined by the Registrant’s Board of Directors (the “Board”) (the “2020 Plan Evergreen Provision”). The number of shares of Class A Common Stock available for issuance under the 2020 ESPP is subject to an annual increase on the first day of each calendar year beginning on January 1, 2021 and ending on (and including) January 1, 2029 by an amount equal to the least of (i) one percent (1%) of the number of shares of Class A Common Stock outstanding as of the date on which the registration statement covering the initial public offering of Class A Common Stock was declared effective by the Commission, (ii) one percent (1%) of number of shares of all classes of the Registrant’s common stock outstanding on the final day of the immediately preceding calendar year or (iii) such smaller number of shares of Class A Common Stock as determined by the Board (the “ESPP Evergreen Provision”). On January 1, 2021, the number of shares of Class A Common Stock available for issuance pursuant to the 2020 Plan Evergreen Provision and the ESPP Evergreen Provision increased by 11,780,205 and 2,298,911 shares, respectively. On January 1, 2022, the number of shares of Class A Common Stock available for issuance pursuant to the 2020 Plan Evergreen Provision and the ESPP Evergreen Provision increased by 13,093,579 and 2,298,911 shares, respectively. On January 1, 2023, the number of shares of Class A Common Stock available for issuance pursuant to the 2020 Plan Evergreen Provision and the ESPP Evergreen Provision increased by 13,856,984 and 1,347,110 shares, respectively. This Registration Statement registers such additional shares of Class A Common Stock.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 filed with the Commission on September 18, 2020 (File No. 333-248894) and on June 24, 2022 (File No. 333-265834) to the extent not superseded hereby.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed by the Registrant with the Commission on February 23, 2023, which contains the Company’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Commission on May 3, 2023; and

(c) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023, filed with the Commission on August 2, 2023; and

(d) The description of the Registrant’s securities included in Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than documents or any information therein deemed to have been furnished and not filed in accordance with rules of the Commission), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number
4.1	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, No. 333-248309, filed on September 8, 2020)

4.2	Form of Bylaws (incorporated by reference to Exhibit 3.2 of the Registrant’s Amendment No. 1 to Registration Statement on Form S-1, No. 333-248309, filed on September 8, 2020)

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-1, No. 333-248309, filed on August 24, 2020)

Exhibit Number
4.4	Second Amended and Restated Investors’ Rights Agreement, dated October 8, 2010, as amended on November 1, 2016, May 29, 2018 and September 5, 2019 (incorporated by reference to Exhibits 4.2, 4.3, 4.4 and 4.5 of the Registrant’s Registration Statement on Form S-1, No. 333-248309, filed on August 24, 2020) and Amendment No. 5 and Joinder to Second Amended and Restated Investors’ Right Agreement, dated September 21, 2020 (incorporated by reference to Exhibit 10.1 of the Registrations Current Report on Form 8-K, No. 001-39515, filed on September 22, 2020)

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on signature page)

99.1	2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 of the Registrant’s Registration Statement on Form S-1, No. 333-248309, filed on August 24, 2020)

99.3	2020 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.23 of the Registrant’s Registration Statement on Form S-1, No. 333-248309, filed on August 24, 2020)

107*	Filing Fee Table

*       Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, American Well Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 6th day of October, 2023.

AMERICAN WELL CORPORATION

By:	/s/ Ido Schoenberg
	Name:	Ido Schoenberg
	Title:	Chairman and co-Chief Executive Officer

By:	/s/ Roy Schoenberg
	Name:	Roy Schoenberg
	Title:	President and co-Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Ido Schoenberg, Roy Schoenberg and Bradford Gay, and each of them, as his or her true and lawful attorney-in-fact and agents, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable American Well Corporation to comply with the Securities Act, and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ido Schoenberg	Chairman and co-Chief Executive Officer	October 6, 2023
Ido Schoenberg, MD	(Principal Executive Officer and Director)

/s/ Roy Schoenberg	President and co-Chief Executive Officer	October 6, 2023
Roy Schoenberg, MD, MPH	(Principal Executive Officer and Director)

/s/ Robert Shepardson	Chief Financial Officer	October 6, 2023
Robert Shepardson	(Principal Financial Officer)

/s/ Paul McNeice	Vice President of Accounting	October 6, 2023
Paul McNeice	(Principal Accounting Officer)

/s/ Deval Patrick	Director	October 6, 2023
Deval Patrick

/s/ Stephen Schlegel	Director	October 6, 2023
Stephen Schlegel

/s/ Dr. Peter Slavin	Director	October 6, 2023
Dr. Peter Slavin

/s/ Derek Ross	Director	October 6, 2023
Derek Ross

Signature	Title	Date

/s/ Dr. Delos (Toby) Cosgrove	Director	October 6, 2023
Dr. Delos (Toby) Cosgrove

/s/ Deborah Jackson	Director	October 6, 2023
Deborah Jackson

/s/ Rob Webb	Director	October 6, 2023
Rob Webb